EXHIBIT 21

SUBSIDIARIES OF THE STANLEY WORKS

The following is a list of all active subsidiaries of The Stanley Works as of January 1, 2007. All subsidiaries, except those marked with an asterisk, are included in the Consolidated Financial Statements of the Stanley Works contained in this Annual Report on Form 10-K.

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Domestic Subsidiaries
BAI, Inc.	U.S.A. (Indiana)
Hardware City Associates Limited Partnership	U.S.A. (Connecticut)
JennCo1, Inc.	U.S.A. (Delaware)
JennCo2, Inc.	U.S.A. (Delaware)
National Manufacturing Co.	U.S.A. (Illinois)
National Manufacturing Co. of Canada, Ltd.	U.S.A. (Illinois)
National Manufacturing Mexico A, LLC	U.S.A. (Delaware)
National Manufacturing Mexico B, LLC	U.S.A. (Delaware)
National Manufacturing Sales Co.	U.S.A. (Illinois)
Precision Hardware, Inc.	U.S.A. (Illinois)
Sargent & Greenleaf, Inc.	U.S.A. (Indiana)
Stanley Access Technologies LLC	U.S.A. (Delaware)
Stanley Atlantic, Inc.	U.S.A. (Delaware)
Stanley-Bostitch Holding Corporation	U.S.A. (Delaware)
Stanley Canada Holdings, L.L.C.	U.S.A. (Delaware)
Stanley European Holdings, L.L.C.	U.S.A. (Delaware)
Stanley Fastening Systems, LP	U.S.A. (Delaware)
Stanley Funding Corporation *	U.S.A. (Delaware)
Stanley Housing Fund, Inc.	U.S.A. (Delaware)
Stanley International Holdings, Inc.	U.S.A. (Delaware)
Stanley Israel Investments, Inc.	U.S.A. (Delaware)
Stanley Logistics, Inc.	U.S.A. (Delaware)
Stanley Security Solutions, Inc.	U.S.A. (Indiana)
Stanley Supply & Services, Inc.	U.S.A. (Massachusetts)
The Farmington River Power Company	U.S.A. (Connecticut)
The Stanley Works Capital Trust I *	U.S.A. (Delaware)
V.B. Cogswell & Company, L.L.C.	U.S.A. (Michigan)
ZAG USA, Inc.	U.S.A. (Delaware)
International Subsidiaries
African Time Systems Corporation (Proprietary) Limited	South Africa
Alfia Limited	England
Amano Blick International (Europe) Ltd.	England
Beijing Bostitch Fastening Systems Co., Ltd.	China
Besco Hardware Machinery Manufacturing Ltd.	China
Besco Investment Group Co. Ltd.	Cayman Islands
Besco Investment Holding Ltd.	British Virgin Islands
Besco Pneumatic Corporation	Taiwan
Best Access Systems Co. / Les Systemes D’Access Best Cie	Canada

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Blick Dormants Limited	England
Blick France SARL	France
Blick International Systems Limited	England
Blick Ireland Limited	Ireland
Blick Properties S.A. (Proprietary) Limited	South Africa
Blick Software Systems Limited	England
Blick South Africa (Proprietary) Limited	South Africa
Blick Telefusion Communications Limited	England
Bost Garnache Industries	France
Cerfasa, S.A. de C.V.	Mexico
Chicago Steel Tape EURL	France
Chicago Steel Tape GmbH	Germany
Chiro Tools Holdings B.V.	Netherlands
CST Srl	Italy
Dubuis & Cie SAS	France
Facom Belgie BVBA	Belgium
Facom Gereedschappen	Netherlands
Facom GmbH	Germany
Facom Herramientas Srl	Spain
Facom Investments Ltd.	United Kingdom
Facom Outillage SA	Switzerland
Facom SAS	France
Facom Tools Far East Pte. Ltd.	Singapore
Facom Tools Norden A/S	Denmark
Facom Tools Polska Sp. z o.o.	Poland
Fanal S.A. de C.V.	Mexico
Frisco Finance GP Inc.	Canada
Frisco Finance LP	Canada
GDX Technologies Limited	Scotland
Herramientas Stanley S.A. de C.V.	Mexico
Hlanganani Blick Joint Venture Corporation (Proprietary) Limited	South Africa
Investage 9 (Proprietary) Limited	South Africa
Isgus International Limited	England & Wales
Lista Parolai SA	France
Mac Tools Canada Inc.	Canada
Mont-Hard (Canada) Inc.	Canada
Mosley-Stone Limited	United Kingdom
National Manufacturing of Canada Inc.	Canada
PAC International Limited	England
Piole Parolai Equipement	France
Sargent & Greenleaf, SA	Switzerland
Sielox Security Systems Pty. Limited	Australia
Societe D’Exploration des Establishment Grigoletto	France
Stanley Belgium Services BVBA	Belgium
Stanley Bostitch GmbH	Germany
Stanley-Bostitch, S.A. de C.V.	Mexico
Stanley-Bostitch Servicios S. de R.L. de C.V.	Mexico
Stanley Canada Corporation	Canada

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Stanley Chiro International Ltd.	Taiwan
Stanley CLP1	Canada
Stanley CLP2	Canada
Stanley de Chihuahua S. de R.L. de C.V.	Mexico
Stanley do Brasil Ltda.	Brazil
Stanley Doors France, SAS	France
Stanley Europe BVBA	Belgium
Stanley European Holdings B.V.	Netherlands
Stanley European Holdings II B.V.	Netherlands
Stanley Fastening Systems Investment (Taiwan) Co.	Taiwan
Stanley Fastening Systems Poland Sp. z o.o.	Poland
Stanley Finance Hungary Group Financing Limited Liability Company	Hungary
Stanley France SAS	France
Stanley France Services, SAS	France
Stanley Iberia SL	Spain
Stanley Israel Investments B.V.	Netherlands
Stanley Italia Holding Srl	Italy
Stanley Italia Srl	Italy
Stanley Nordic ApS	Denmark
Stanley Sales and Marketing Poland Sp. z o.o.	Poland
Stanley Security Solutions — Europe Limited	England
Stanley Security Solutions Ltd.	England
Stanley Security Solutions Operations Limited	England
Stanley Svenskas Aktiebolag	Sweden
Stanley Technology Co. Ltd.	China
Stanley (Tianjin) International Trading Co. Ltd.	China
Stanley Tona Holding B.V.	Netherlands
Stanley Tools (NZ) Limited	New Zealand
Stanley Tools, SAS	France
Stanley Tools Srl	Italy
Stanley UK Acquisition Company Limited	England & Wales
Stanley U.K. Holding Ltd.	United Kingdom
Stanley UK Limited	United Kingdom
Stanley UK Sales Limited	United Kingdom
Stanley UK Services Limited	United Kingdom
Stanley Works Asia Pacific Pte. Ltd.	Singapore
Stanley Works (Belgium) BVBA	Belgium
Stanley Works China Investments Limited	British Virgin Islands
Stanley Works (Europe) AG	Switzerland
Stanley Works Holdings B.V.	Netherlands
Stanley Works Limited	Thailand
Stanley Works (Malaysia) SDN BHD	Malaysia
Stanley Works (Nederland) B.V.	Netherlands
Stanley (Zhongshan) Hardware Co., Ltd.	China
Stichting Beheer Intellectuele Eigendomsrechten Blick Benelux B.V.	Netherlands
STRATEC SAS	France
Suomen Stanley OY	Finland
SWK (U.K.) Holding Limited	England & Wales

CORPORATE NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
SWK (UK) Limited	England & Wales
Sykes Pickavant Group Plc	United Kingdom
TCS Group B.V.	Netherlands
Teletechnicom Holding B.V.	Netherlands
The Stanley Works (Bermuda) Ltd.	Bermuda
The Stanley Works C.V.	Netherlands
The Stanley Works Japan	Japan
The Stanley Works (Langfang) Fastening Systems Co., Ltd.	China
The Stanley Works Limited	United Kingdom
The Stanley Works Pty. Ltd.	Australia
The Stanley Works (Shanghai) Co., Ltd.	China
The Stanley Works (Shanghai) Management Co., Ltd.	China
The Stanley Works (Zhongshan) Tool Co., Ltd.	China
Tona a.s.	Czech Republic
Top Line Methodes et Concepts	France
Tronorsa, S.A. de C.V.	Mexico
Utensilerie Associate Srl	Italy
VIRAX SAS	France
Z.A.G. Industries Ltd.	Israel